CSFB-2003-AR9-G12-M2RK - Price/Yield - IIA1015							CSFB 2003-AR9 CLASS II-A-2

Balance	CONTACT DESK	Delay	24		WAC(2)	5.6703
Coupon*	5.1	Dated	3/1/2003		NET(2)	5.250286
Settle	3/31/2003	First Payment	4/25/2003		WAM(2)	358

*PAYS GROUP NET WAC LESS [0.898%] THROUGH MONTH 31, THEN NET WAC LESS [0.02%] - APPROX. NET RESET MARGIN OF [1.91%] (CALC. AS OF CUT-OFF DATE COLL. INFO.) RUN TO BALLOON IN MONTH 33 / 5% CALL

Price	10 CPR, Call (Y)	20 CPR, Call (Y)	25 CPR, Call (Y)	30 CPR, Call (Y)	35 CPR, Call (Y)	40 CPR, Call (Y)	50 CPR, Call (Y)	60 CPR, Call (Y)	70 CPR, Call (Y)
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
102-00+	4.433	4.235	4.118	3.984	3.834	3.665	3.233	2.659	1.955
102-01+	4.424	4.223	4.104	3.969	3.817	3.645	3.208	2.627	1.915
102-02+	4.414	4.211	4.091	3.954	3.800	3.626	3.184	2.595	1.874
102-03+	4.405	4.200	4.078	3.939	3.783	3.607	3.159	2.563	1.833
102-04+	4.396	4.188	4.064	3.924	3.766	3.588	3.134	2.531	1.792
102-05+	4.386	4.176	4.051	3.909	3.749	3.569	3.110	2.499	1.751
102-06+	4.377	4.164	4.038	3.894	3.732	3.550	3.085	2.468	1.710
102-07+	4.368	4.152	4.024	3.879	3.715	3.531	3.061	2.436	1.669
102-08+	4.358	4.140	4.011	3.864	3.698	3.512	3.036	2.404	1.628
102-09+	4.349	4.129	3.998	3.849	3.681	3.492	3.012	2.372	1.588
102-10+	4.340	4.117	3.984	3.834	3.665	3.473	2.987	2.340	1.547
102-11+	4.330	4.105	3.971	3.819	3.648	3.454	2.962	2.308	1.506
102-12+	4.321	4.093	3.958	3.804	3.631	3.435	2.938	2.277	1.466
102-13+	4.312	4.081	3.944	3.789	3.614	3.416	2.913	2.245	1.425
102-14+	4.303	4.069	3.931	3.774	3.597	3.397	2.889	2.213	1.384
102-15+	4.293	4.058	3.918	3.759	3.580	3.378	2.865	2.181	1.344
102-16+	4.284	4.046	3.905	3.744	3.563	3.359	2.840	2.150	1.303

Spread @ Center Price**			196.5
WAL	3.69	2.85	2.51	2.21	1.94	1.71	1.3	0.99	0.76
Mod Durn	3.27	2.57	2.28	2.03	1.8	1.59	1.24	0.96	0.75
Principal Window	Apr03 - Jan08	Apr03 - Jan08	Apr03 - Jan08	Apr03 - Jan08	Apr03 - Jan08	Apr03 - Jan08	Apr03 - Jul07	Apr03 - Jun06	Apr03 - Sep05
Accrued Interest	254,881.00	254,881.00	254,881.00	254,881.00	254,881.00	254,881.00	254,881.00	254,881.00	254,881.00

LIBOR_6MO	1.34	1.34	1.34	1.34	1.34	1.34	1.34	1.34	1.34
LIBOR_1YR	1.381	1.381	1.381	1.381	1.381	1.381	1.381	1.381	1.381
CMT_1YR	1.299	1.299	1.299	1.299	1.299	1.299	1.299	1.299	1.299

N	Mat 2YR 3YR
	Yld 1.783 2.295

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

if curmonth le 54 then 5.1 else (#netrate2 -0.02)
**SPREAD TO N

PRELIMINARY PRICING